                                                                    EXHIBIT 99.3

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                              FINANCIAL STATEMENTS

         The following unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of Goodrich Corporation and the historical combined financial statements of TRW's aeronautical systems businesses. The unaudited pro forma condensed combined statements of income give effect to our acquisition of TRW's aeronautical systems businesses and the borrowing of $1.5 billion under a 364-day credit facility to fund that acquisition, with the assumptions and adjustments as described in the accompanying notes. The unaudited pro forma condensed combined statement of income for the year ended December 31, 2001 gives effect to these transactions as if they had been completed on January 1, 2001, and the unaudited pro forma condensed combined statement of income for the six months ended June 30, 2002 gives effect to these transactions as if they had been completed on January 1, 2002. The unaudited pro forma condensed combined balance sheet as of June 30, 2002 gives effect to these transactions as if they had been completed on June 30, 2002.

         The total estimated purchase price, calculated as described in Note d to these unaudited pro forma condensed combined financial statements, is allocated under the purchase method of accounting to the net tangible and intangible assets of the acquired businesses based on their fair values as of the completion of the acquisition. Independent valuation specialists are currently assisting us in determining the fair value of a significant portion of these assets. Final determination of these fair values will include our consideration of a final valuation prepared by the independent valuation specialists. This final valuation will be based on the actual net tangible and intangible assets of TRW's aeronautical systems businesses that existed as of October 1, 2002.

         These unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates of fair values. Amounts preliminarily allocated to intangible assets with indefinite lives may change significantly or be eliminated, amounts allocated to intangible assets with definite lives may change significantly, and amortization methods and useful lives may be different from the assumptions used herein, any of which could result in a material change in amortization of intangible assets. Therefore, the actual amounts recorded based on our final assessment of asset fair values may differ materially from the information presented in these unaudited pro forma condensed combined financial statements. In addition to the receipt of the final valuation, the impact of ongoing integration activities could cause material differences in the information presented. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and cost savings that we may achieve or any expense associated with achieving these benefits.

         The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements and accompanying notes of Goodrich and TRW's aeronautical systems businesses. The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition that we would have reported had the acquisition been completed as of the dates presented, and should not be taken as representative of our future consolidated results of operations or financial condition.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
             OF GOODRICH AND TRW'S AERONAUTICAL SYSTEMS BUSINESSES

                                  JUNE 30, 2002


                                                                HISTORICAL
                                                         -------------------------
                                                                      AERONAUTICAL       PRO FORMA           PRO FORMA
                                                         GOODRICH        SYSTEMS        ADJUSTMENTS          COMBINED
                                                         --------     ------------      -----------          ---------
                                                                                 (IN MILLIONS)
ASSETS
Current Assets
  Cash and cash equivalents                              $  148.7        $   13.3        $  (13.3)(a)        $  178.8
                                                                                             30.1(b)
  Accounts and notes receivable, net                        584.2           168.8              --               753.0
  Inventories                                               873.4           221.1            26.0(e)          1,120.5
  Deferred income taxes                                      99.1              --              --                99.1
  Prepaid expenses and other assets                          24.2            18.0            (4.1)(a)            38.8
                                                                                              0.7(b)
                                                         --------        --------        --------            --------
     Total Current Assets                                 1,729.6           421.2            39.4             2,190.2
                                                         --------        --------        --------            --------

Property, plant and equipment                               930.9           295.8            (3.1)(a)         1,223.6
Prepaid pension                                             234.3           115.8          (112.8)(a)           237.3
Goodwill                                                    696.0           312.0           114.7(d)          1,122.7
Identifiable intangible assets                              150.9           336.1           138.9(d)            625.9
Payment-in-kind notes receivable, less discount             174.9              --              --               174.9
Other assets                                                455.6           171.6              --               627.2
                                                         --------        --------        --------            --------
                                                         $4,372.2        $1,652.5        $  177.1            $6,201.8
                                                         ========        ========        ========            ========


LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
  Short-term bank debt                                   $  229.9        $    0.1        $   (0.1)(a)        $1,729.9
                                                                                          1,500.0(b)
  Accounts payable                                          325.5           142.0              --               467.5
  Accrued expenses                                          470.4           123.6           (22.2)(a)           588.8
                                                                                             17.0(h)
  Income taxes payable                                      213.5              --              --               213.5
  Current maturities of long-term debt
    and capital lease obligations                             5.8            28.7           (26.2)(a)             8.3
                                                         --------        --------        --------            --------
     Total Current Liabilities                            1,245.1           294.4         1,468.5             3,008.0
                                                         --------        --------        --------            --------

Long-term debt and capital lease obligations              1,312.8             1.5              --             1,314.3
Pension obligations                                         158.7            25.3           (13.3)(a)           170.7
Postretirement benefits other than pensions                 311.5            28.2            (7.2)(a)           332.5
Deferred income taxes                                        15.8            18.2           (18.2)(a)            15.8
Other non-current liabilities                               205.6            42.3           (10.1)(a)           237.8
Mandatorily redeemable preferred securities of trust        125.2              --              --               125.2
Total Shareholders' Equity                                  997.5         1,242.6        (1,242.6)(f)           997.5
                                                         --------        --------        --------            --------
                                                         $4,372.2        $1,652.5        $  177.1            $6,201.8
                                                         ========        ========        ========            ========


See accompanying notes to unaudited pro forma condensed combined financial statements.

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
             OF GOODRICH AND TRW'S AERONAUTICAL SYSTEMS BUSINESSES

                         SIX MONTHS ENDED JUNE 30, 2002

                                                                HISTORICAL
                                                         -------------------------
                                                                      AERONAUTICAL       PRO FORMA           PRO FORMA
                                                         GOODRICH        SYSTEMS        ADJUSTMENTS          COMBINED
                                                         --------     ------------      -----------          ---------
                                                                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Sales                                                    $1,846.7        $  489.9        $     --            $2,336.6
Operating Costs and Expenses:
  Cost of sales                                           1,343.6           332.8             3.5(d)          1,679.9
  Selling and administrative expenses                       282.1           118.9              --               401.0
  Impairment of goodwill                                       --           483.2          (483.2)(d)              --
  Merger-related and consolidation costs                     22.1              --              --                22.1
                                                         --------        --------        --------            --------
                                                          1,647.8           934.9          (479.7)            2,103.0
                                                         --------        --------        --------            --------
Operating income (loss)                                     198.9          (445.0)          479.7               233.6
Interest expense                                            (46.2)          (40.8)          (21.5)(b)           (67.7)
                                                                                             40.8(g)
Interest income                                              19.1              --              --                19.1
Other income (expense) - net                                 (2.5)           (0.5)             --                (3.0)
                                                         --------        --------        --------            --------
Income (loss) before
  income taxes and Trust distributions                      169.3          (486.3)          499.0               182.0
Income tax expense (benefit)                                (55.9)           29.1           (33.3)(c)           (60.1)
Distributions on Trust Preferred
  Securities                                                 (5.2)             --              --                (5.2)
                                                         --------        --------        --------            --------
Income (loss) from Continuing Operations                 $  108.2        $ (457.2)       $  465.7            $  116.7
                                                         ========        ========        ========            ========

Income from continuing operations per share:
  Basic                                                  $   1.06                                            $   1.15
  Diluted                                                $   1.03                                            $   1.11

Average shares used in computing income from
  continuing operations per share (in millions):
  Basic                                                     101.9                                               101.9
  Diluted                                                   105.2                                               105.2

See accompanying notes to unaudited pro forma condensed combined financial statements.

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
             OF GOODRICH AND TRW'S AERONAUTICAL SYSTEMS BUSINESSES

                          YEAR ENDED DECEMBER 31, 2001



                                                                HISTORICAL
                                                         -------------------------
                                                                      AERONAUTICAL       PRO FORMA           PRO FORMA
                                                         GOODRICH        SYSTEMS        ADJUSTMENTS          COMBINED
                                                         --------     ------------      -----------          ---------
                                                                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Sales                                                    $4,184.5        $1,101.8        $     --            $5,286.3
Operating Costs and Expenses:
  Cost of sales                                           3,127.6           772.3           (13.1)(d)         3,886.8
  Selling and administrative expenses                       565.0           240.9              --               805.9
  Merger-related and consolidation costs                    107.3            23.6              --               130.9
                                                         --------        --------        --------            --------
                                                          3,799.9         1,036.8           (13.1)            4,823.6
                                                         --------        --------        --------            --------
Operating income                                            384.6            65.0            13.1               462.7
Interest expense                                           (107.8)          (82.0)          (43.0)(b)          (150.8)
                                                                                             82.0(g)
Interest income                                              24.1              --              --                24.1
Other income (expense) - net                                (19.2)            4.6              --               (14.6)
                                                         --------        --------        --------            --------
Income (loss) before
  income taxes and Trust distributions                      281.7           (12.4)           52.1               321.4
Income tax (expense) benefit                                (94.3)            0.9           (14.3)(c)          (107.7)
Distributions on Trust Preferred
  Securities                                                (10.5)             --              --               (10.5)
                                                         --------        --------        --------            --------
Income (loss) from Continuing Operations                 $  176.9        $  (11.5)       $   37.8            $  203.2
                                                         ========        ========        ========            ========

Income from continuing operations per share:
  Basic                                                  $   1.72                                            $   1.97
  Diluted                                                $   1.65                                            $   1.90

Average shares used in computing income
  from continuing operations per share (in millions):
  Basic                                                     103.1                                               103.1
  Diluted                                                   106.9                                               106.9

See accompanying notes to unaudited pro forma condensed combined financial statements.

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                              FINANCIAL STATEMENTS


(a) Reflects the elimination of assets and liabilities we are not acquiring under the terms of the Master Agreement of Purchase and Sale, including cash, prepaid expenses, certain fixed assets, pension and postretirement assets and liabilities, deferred income taxes, bank debt, environmental liabilities and accrued liabilities.

(b) Reflects the borrowing of $1.5 billion to finance the acquisition of TRW's aeronautical systems businesses under a 364-day credit facility provided by some of our existing lenders. The interest rate on the credit facility is variable, and is determined based upon LIBOR for the applicable borrowing period plus a credit spread (currently 0.725%). We also may borrow under the credit facility at the prime rate. For purposes of determining the adjustment to interest expense in the pro forma statements of income, the current one-month LIBOR rate was used with a credit spread of 0.725%, resulting in an interest rate of 2.525%.

         We incurred approximately $0.7 million in fees associated with the credit facility, which will be amortized to income as a component of interest expense over the term of the facility. The company also pays an annualized facility fee of 0.15% based on the average commitment amount, and a one time facility fee of 0.15% based on the commitment amount at December 31, 2002. Based on pro forma net borrowings of $1.5 billion under the facility, the annualized facility fee is $2.2 million.

         The pro forma annual interest expense under the facility based on the current rate of 2.525% is $37.9 million. Pro forma annual interest expense also includes amortization of the credit facility closing fees ($0.7 million), the annualized facility fee ($2.2 million) and the one time facility fee based on the commitment amount at December 31, 2002 ($2.2 million).

         The pro forma adjustment to cash of $30.1 million represents borrowings of $1.5 billion under the credit facility, reduced by $0.7 million in closing fees and $1,469.2 million in net cash paid to TRW at closing. (See Note (d)).

         The company expects to repay amounts outstanding under the credit facility from a combination of the net proceeds from the sale of common stock, the net proceeds from the sale of senior notes, the net proceeds from the sale of operating and non-operating assets and cash flow from operations. As the amounts, timing and certainty of the above sources of funds is not known, they have not been included in the pro forma financial statements.

(c) Reflects the adjustment of income tax expense to the estimated combined effective rate for Goodrich and TRW's aeronautical systems businesses of 33.5% for the year ended December 31, 2001 and 33.0% for the six months ended June 30, 2002.

(d) Reflects the estimated net fair value adjustment to TRW's aeronautical systems businesses goodwill and identifiable intangible assets as a result of the following estimated purchase price allocation:

                  (in millions)
                  Original purchase price for TRW's aeronautical systems businesses            $  1,500.0
                  Shares in joint venture not acquired                                               (3.0)
                                                                                               ----------
                    Cash paid to TRW                                                              1,497.0

                  Cash received from TRW:
                  For retiree medical                                                               (21.0)
                  For foreign currency contracts terminated prior to closing                         (5.6)
                  For foreign currency contract transfer costs                                       (1.2)
                                                                                               ----------
                    Net cash paid at closing                                                      1,469.2
                  Estimated direct acquisition costs, including
                    financial advisory, legal, accounting and other costs                            17.0
                                                                                               ----------
                    Aggregate purchase price                                                      1,486.2

                  Book value of the net assets of TRW's aeronautical systems businesses          (1,242.6)
                  Elimination of net balances not being acquired (see Note (a))                      36.0
                  Capitalized estimated manufacturing profit in inventory acquired
                    (see Note (e))                                                                  (26.0)
                                                                                               ----------
                    Net adjustment to goodwill and identifiable intangible assets              $    253.6
                                                                                               ==========

         This reflects our preliminary estimates of the purchase price allocation for the acquisition of TRW's aeronautical systems businesses, which may change upon completion of appraisals. For purposes of computing pro forma adjustments, we assumed historical values of current assets acquired and current liabilities assumed reflect fair value. The pro forma condensed combined balance sheet does not include any fair value adjustments for property, plant and equipment to fair value since we have not completed the appraisal process for these assets. The purchase price allocation does not include the effects of any anticipated restructuring activities that may occur in connection with the integration of TRW's aeronautical systems businesses. Further, we may identify other assets and liabilities to which a portion of the purchase price will be allocated.

         The identifiable intangible assets with definite lives have been adjusted to $475 million. This amount was estimated as part of our initial assessment in determining the total purchase price value. The amount preliminarily allocated to intangible assets with definite lives may change significantly and amortization methods and useful lives may be different from the assumptions used herein, any of which could result in a material change in amortization of intangible assets. The identifiable intangible assets are estimated to have an average life of 25 years, which results in pro forma annual amortization expense (using the straight line method) of $19 million, which is recorded in cost of sales. The proforma condensed combined income statements for the six months ended June 30, 2002 and the year ended December 31, 2001 have been adjusted to exclude $6.0 million and $12.1 million, respectively, representing the historical intangible assets amortization for TRW's aeronautical systems businesses.

         In July 2001, the Financial Accounting Standards Board issued Statement No. 141, "Business Combinations" ("SFAS 141"), and Statement No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS No. 141 requires that all business combinations initiated after June 30, 2001 be accounted for using the purchase method. Additionally, SFAS No. 141 establishes specific criteria for the recognition of intangible assets separately from goodwill. SFAS No. 142 primarily addresses the accounting for goodwill and intangible assets subsequent to their acquisition and became effective January 1, 2002. The most significant changes made by SFAS No. 142 require that goodwill and indefinite lived intangible assets no longer be amortized and be tested for impairment at least on an annual basis. This provision of SFAS No. 142 applies to business combinations with effective dates after June 30, 2001. The pro forma condensed combined income statement does not include amortization for goodwill and other intangible assets with indefinite lives acquired with TRW's aeronautical systems businesses since the business combination was consummated after June 30, 2001. In addition, the condensed combined pro forma income statement for the year ended December 31, 2001 has been adjusted to exclude $20 million representing the historical goodwill amortization for TRW's aeronautical systems businesses, which is recorded in cost of sales. The pro forma condensed combined income statement for the six months ended June 30, 2002 has been adjusted to exclude the $483.2 million impairment of goodwill.

         We have not eliminated the $30.4 million of goodwill amortization of Goodrich included in our historical financial statements for the year ended December 31, 2001.

         The purchase price payable by us to TRW for the purchase of the aeronautical systems businesses is subject to potential upward or downward adjustment after the closing based on the difference between the net asset value of TRW's aeronautical systems businesses on October 1, 2002 (the closing date) and the net asset value of TRW's aeronautical systems businesses on May 31, 2002, both calculated in the manner set forth in the Master Agreement of Purchase and Sale. This adjustment has not been reflected in the pro forma financial statements.

         The purchase price will also be adjusted based on the funding of the pension plans of TRW's aeronautical systems businesses, based on the terms of the Master Agreement of Purchase and Sale. In general, the purchase price will be reduced by the amount by which the plans' projected benefit obligation exceeds the fair value of the assets of these plans. There is no purchase price adjustment if the fair value of the assets of the plans exceed the projected benefit obligation. The computation of this adjustment will be based on actuarial valuations of the plans which are not yet available. We do not anticipate that this adjustment will be material to the purchase price and no adjustment has been reflected in the pro forma financial statements.

(e) Reflects the estimated purchase accounting adjustment for capitalization of estimated manufacturing profit in inventory acquired with TRW's aeronautical systems businesses. The pro forma condensed combined statement of income does not reflect the impact of the one-time adjustment to cost of sales during the periods when this inventory will be sold.

(f) Reflects the elimination of the historical stockholder's investment in TRW's aeronautical systems businesses.

(g) Reflects the elimination of interest expense allocated to the aeronautical systems businesses by TRW and the interest expense associated with debt not assumed by Goodrich under the terms of the Master Agreement of Purchase and Sale.

(h) Reflects the accrual of the estimated direct acquisition costs, including financial advisory, legal, accounting and other costs.